UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

(Amendment No.      )

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ACCESS WORLDWIDE COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Dear Stockholder:

On behalf of the Board of Directors, it is our pleasure to invite you to attend the Annual Meeting of Stockholders of Access Worldwide Communications, Inc. on Wednesday, May 21, 2008, in Arlington, Virginia. Information about the meeting is presented on the following pages.

In addition to the formal items of business to be brought before the meeting, members of management will report on the Company’s operations and respond to stockholder questions.

Your vote is very important. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience.

Thank you for your continued support of Access Worldwide Communications, Inc. We look forward to seeing you on May 21, 2008.

Sincerely,

Shawkt Raslan
Chairman, President and Chief Executive Officer

Access Worldwide Communications, Inc.

Notice of 2008 Annual Meeting of Stockholders and Proxy Statement

To Be Held at

1820 N. Fort Myer Drive

4th Floor

Arlington, Virginia 22209

on May 21, 2008

Notice of Meeting

The 2008 Annual Meeting of Stockholders of Access Worldwide Communications, Inc. will be held at 1820 N. Fort Myer Drive, 4th Floor main conference room, Arlington, Virginia 22209 on May 21, 2008, beginning at 11:00 a.m. The items of business are:

1.	Election of eight directors, each to serve a one year term.

2.	Ratification of the appointment of Daszkal Bolton, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2008.

The Board of Directors has fixed the close of business on March 26, 2008, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting.

Access Worldwide Communications, Inc.’s Proxy Statement is attached hereto. Financial and other information concerning Access Worldwide Communications is contained in its Annual Report to Stockholders for the year ended December 31, 2007 and its other public filings as filed with the Securities and Exchange Commission.

By order of the Board of Directors,

Mark Wright
General Counsel and Secretary
April 21, 2008
Boca Raton, Florida

Your Vote is Important

Whether or not you expect to attend the meeting, the Board of Directors urges you to promptly mark, sign and date the enclosed Proxy Card and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded at the meeting if you do not personally attend.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this Proxy Statement?

A:	Because you are a stockholder of Access Worldwide Communications, Inc. (the “Company” or “Access Worldwide”) as of the record date and are entitled to vote at the 2008 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”), the Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at the Meeting.

Q:	What am I voting on?

A:	You are voting on two items:

1.	The election of eight directors for a term of one year:

a.	Michael Curcio
b.	Michael Dornemann
c.	Gregory Framke
d.	Shawkat Raslan
e.	Frederick Thorne
f.	Carl Tiedemann
g.	Charles Henri Weil
h.	Alfonso Yuchengco, III

2.	Ratification of the appointment of Daszkal Bolton, LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2008.

Q:	What are the voting recommendations of the Board of Directors?

A:	The Board recommends the following votes:

1.	FOR each of the director nominees

2.	FOR approval of the appointment of Daszkal Bolton, LLP as the Company’s independent registered public accounting firm for 2008

Q:	Will any other matters be voted on?

A:	We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Meeting, your signed proxy card gives authority to Mark Wright and Richard Lyew, as proxies, to vote on such matters in their discretion.

Q:	Who is entitled to vote?

A:	Stockholders of record as of the close of business on March 26, 2008 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Many stockholders hold their shares through a stock broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Stockholder of Record: If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company.

•	Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the stockholder of record. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:	How do I vote?

A:	If you are a stockholder of record, either complete and mail your proxy card, or vote by written ballot at the Meeting. If your shares are held in a brokerage account in your broker’s name (this is called street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee. If you provide specific instructions by mail, telephone, or Internet, your shares should be voted by your broker or nominee as you have directed.

We will distribute written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Meeting.

Q:	Is my vote confidential?

A:	Yes. It is the policy of the Company that all proxies, ballots and vote tabulations that identify the vote of a stockholder will be kept confidential from the Company, its directors, officers and employees until after the final vote is tabulated and announced, except in limited circumstances including any contested solicitation of proxies, when required to meet legal requirement, to defend a claim against the Company or to assert a claim by the Company, and when written comments by a stockholder appear on a proxy card or other voting material.

Q:	Who will count the vote?

A:	Representatives of ADP Investor Communication Services, Inc. (“ADP”) will count the votes.

Q:	What is the quorum requirement?

A:	A majority of the outstanding shares determined on March 26, 2008, represented in person or by proxy at the Meeting constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions and broker non-votes will be counted in determining the quorum, but neither will be counted as votes cast. On March 26, 2008, there were 36,997,266 shares outstanding.

Q:	What vote is required to approve each proposal?

A:	The proposals require the approving vote of at least a majority of the votes eligible to cast votes.

Q:	What does it mean if I get more than one proxy card?

A:	It means your shares are in more than one account. You should vote the shares on all of your proxy cards.

Q:	Can I change my vote?

A:	Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	returning a later-dated proxy card;

•	sending written notice of revocation to the Company’s General Counsel and Secretary; or

•	completing a written ballot at the meeting.

Q:	Who can attend the Annual Meeting?

A:	All Access Worldwide stockholders as of the close of business on March 26, 2008.

Q:	What do I need to do to attend the meeting?

A:	If you are a stockholder of record, you just need to bring a form of identification and your name will be checked against the holders of record. If you own shares in street name, you will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the Meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the Meeting. We can use that to verify your ownership of our common stock and admit you to the Meeting; however, you will not be able to vote your shares at the Meeting without a legal proxy.

Q:	Where can I find the voting results from the Annual Meeting?

A:	We plan to announce preliminary voting results at the Meeting and publish final results in our quarterly report on SEC Form 10-Q for the second quarter of 2008.

PROPOSAL 1

INFORMATION CONCERNING THE ELECTION OF DIRECTORS

(Item 1. On the Proxy Card)

The Board has nominated eight directors for election at the Meeting. Each director elected will serve until the next annual meeting of stockholders when his or her successor has been elected and qualified or until the director’s earlier resignation or removal. It is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in favor of the election of each of the nominees named below unless otherwise instructed on such proxy. In case any of the nominees are unable or decline to serve, the persons named in the accompanying proxy reserve the right to vote the shares represented by such proxy for another person duly nominated by the Board in his stead or, if no other person is so nominated, to vote such shares for the remaining nominees. The Board has no reason to believe that any person named below will be unable or will decline to serve.

Information concerning the nominees for election as directors is set forth below.

Shawkat Raslan, 56, has been Chairman of the Board, President and Chief Executive Officer of the Company since March 2002, and a director of the Company since May 1997. Since June 1983, Mr. Raslan has served as President and Chief Executive Officer of International Resources Holdings, Inc., an asset management and investment advisory service for international clients. Prior, he served as Vice President of Trans Arabian Investment Bank in Bahrain from 1980 to 1983. From 1976 to 1980, Mr. Raslan was with Turner International, a construction management company. Mr. Raslan currently serves as a director of the Tiedemann Investment Group, Investor Select and CF Global.

Michael Curcio, 46, Mr. Curcio has been a director for the Company since February 2008. Mr. Curcio is Managing Director of the America’s for E*TRADE Financial Corporation (“E*TRADE”) which he joined in 2002, responsible for the strategic direction, customer relationships and ongoing financial management of E*TRADE’s North American retail operations, including the integrated investing, trading, banking and lending solutions. Mr. Curcio spearheaded E*TRADE integration of the Harrisdirect and BrownCo acquisitions and is responsible for leveraging the expertise gained from these companies to introduce advanced features geared to help investors better manage their portfolios. In addition, he leads E*TRADE’s retail branch expansion, the growth of its wealth management organization and the evolution of the stock plan administration business. Mr. Curcio’s expertise in developing and implementing innovative products and services is evident in the wide range of standard-setting initiatives that have been introduced since he joined E*TRADE Securities in 2002. Mr. Curcio played a central role in launching the flagship retail product, the E*TRADE CompleteTM Investment Account. Mr. Curcio was instrumental in delivering such industry leading initiatives as a 2-second trade execution guarantee, cash products offering some of the highest yields in the nation, and low-cost stock index funds. In addition, Mr. Curcio managed the Company’s market making business. Mr. Curcio joined E*TRADE after a 15-year tenure at TD Waterhouse, where he last served as Executive Vice President, Customer Relationship Management. He serves as a member of the Philadelphia Stock Exchange Board of Governors, and holds a Bachelor’s degree in Business Administration from State University of New York at Plattsburgh.

Michael Dornemann, 62, has been a director of the Company since June of 2004. Mr. Dornemann is an entertainment & marketing executive who has more than 30 years of corporate development, strategic advisory, advertising and media experience. In 2001, he founded and is President of Dornemann & Co., LLC, a media consulting firm. Earlier in his career, Mr. Dornemann spent 18 years in the New York, Munich, and Luxemburg offices of media conglomerate Bertelsmann AG where he was an executive Board member for 16 years.

Gregory Framke, 48, has been a director of the Company since February of 2008. Mr. Framke is the Chief Information Officer and Managing Director for E*TRADE Financial Corporation (“E*TRADE”) which he joined in 2000, in charge of all global technology development and infrastructure for E*TRADE. Mr. Framke is charged with implementing and managing technology to maximize efficiency throughout E*TRADE, as well as leveraging technology to provide innovative financial services products for its customers. Mr. Framke has been recognized as one of InfoWorld’s 25 Most Influential CTO’s, as a ComputerWorld Honors Program Laureate, and as a two-time recipient of CIO’s Top 100 for Innovation. Mr. Framke’s career spans 20 years in both the financial services and technology industries with experience in sales, marketing and technology. Prior to joining E*TRADE in 2000, Mr. Framke was Director and Global Equity Technology Chief Operating Officer for Deutsche Bank Securities. From 1994 to 1999, he was a Principal with Morgan Stanley & Co. for equity technology in New York and London. Before moving to Wall Street, Mr. Framke worked in marketing and sales management positions at IBM, earning numerous awards and commendations. Mr. Framke holds a BA in International Finance, graduating with honors from The George Washington University.

Frederick Thorne, 72, has been a director of the Company since August 2003. Since 2002, Mr. Thorne has been the Principal in Frederick Thorne, LLC, a consulting company. Prior to that, he held a number of positions with Harbor Capital Management Co., Inc., the investment firm he founded in 1979. He started Harbor Capital as President, CEO and Director, and became Chairman and Chief Investment Officer in 1993. He remained at this position until Harbor Capital was sold to Fortis Investment Management, a European- based investment firm with global assets of 76.7 billion EUR. Previously, Mr. Thorne was President, Chief Executive Officer and Director of Phoenix Investment Counsel of Boston, Inc. Earlier in his career he was Chief Executive Officer and Director for John P. Chase, Inc. Mr. Thorne is a trustee, committee member or director for a number of colleges, organizations and institutes, including Bowdoin College, an independent, undergraduate liberal arts institution; the Massachusetts Eye and Ear Infirmary, a specialty hospital providing patient care for disorders of the eye, ear, nose, throat, head and neck; the World Peace Foundation, an operating foundation that advances the cause of peace; the Quebec-Labrador Foundation, a foundation to support the rural communities and environment of eastern Canada and New England, and to create models for stewardship of natural resources and cultural heritage that can be applied worldwide.

Carl Tiedemann, 81, has been a director of the Company since December 2002. Mr. Tiedemann has been the Chairman of the Tiedemann Investment Group, a private investment fund, since November 1980. Prior to founding Tiedemann Investment Group, Mr. Tiedemann had been with Donaldson, Lufkin & Jenrette, an investment bank and financial services provider, for eighteen years, serving as President (1975-1980) and Chairman of DLJ Securities (1966-1974), and remained as a Director of Donaldson, Lufkin & Jenrette until 1985. Mr. Tiedemann has served on the Board of Governors of the American Stock Exchange and on many committees of the Securities Industry Association.

Charles Henri Weil, 69, has been a director of the Company since August 2001. Mr. Weil has served as Chairman and Chief Executive Officer of Intergestion, an investment banking company based in France since 1989. From 1990 to 2000, Mr. Weil was also a self-employed financial consultant based in Paris, France. In addition to serving as a director of Access Worldwide, Mr. Weil serves as a director for Dawnay Day & Co. Ltd., an investment and advisory services company based in Great Britain, and Europeene de Distribution Luxembourg and Europeene des metaux Luxembourg, both industrial conglomerates located in Luxembourg.

Alfonso Yuchengco, III, 49, has been a director of the Company since March of 2005. Mr. Yuchengco has extensive experience in the financial services and the Business Process Outsourcing (“BPO”) industry. He is currently a Partner of Argosy Advisers, a boutique financial advisory firm, Chairman of Prople, Inc. a BPO company and Chairman of the Testech Group, a back-end services company for the semiconductor industry. He was previously Executive Vice Chairman and CEO of Rizal Commercial Banking Corporation, the 4th largest Bank in the Philippines. Prior to that, he served as President and CEO of the Yuchengco family office which has investments in consumer finance, construction, power generation, and banana plantations. He has also served on the Board of several companies as Chairman, Vice-Chairman or Director involved in various industries form credit cards, automotive manufacturing and distribution, education, real estate, pharmaceutical and memorial parks. Mr. Yuchengco was also responsible for setting up joint ventures in the Philippines with Honda, Isuzu, Enron and the Government Investment Corporation of Singapore.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” each of these eight nominees.

Stock Ownership by Directors and Executive Officers

The following table shows the number of shares of the Company’s common stock and the share units and share equivalents with a value tied to the common stock that are beneficially owned by the directors and nominees, by each of the executives named in the summary compensation table, and by all directors and executive officers as a group as of March 26, 2008. As of March 26, 2008 there were 36,997,266 shares of common stock issued and outstanding. Individuals have sole voting and investment power over the stock unless otherwise indicated in the footnotes.

Name and Principal Position	Amount & Nature of Beneficial Ownership of Shares(1)	Right to Acquire within 60 days (# of Shares)		Percent (% Of Class)
Shawkat Raslan, Chairman, President and Chief Executive Officer	3,973,782	822,164	(2)	10.51%
Michael Dornemann, Director	2,728,248	655,000	(3)	7.25%
Carl Tiedemann, Director	2,269,164	445,000	(4)	6.06%
Frederick Thorne, Director	1,138,811	225,000	(5)	3.06%

Name and Principal Position	Amount & Nature of Beneficial Ownership of Shares(1)	Right to Acquire within 60 days (# of Shares)		Percent (% Of Class)
Alfonso Yuchengco III, Director	703,736	262,500	(6)	1.89%
Charles Henri Weil, Director	687,111	55,000	(7)	1.85%
Michael Curcio	-0-	-0-		*
Gregory Framke	-0-	-0-		*
Jared (Ted) Jordan, EVP and COO	99,526	84,700	(8)	*
Richard Lyew, EVP and CFO	81,746	60,000	(9)	*
Mark Wright, General Counsel	15,000	15,000	(10)	*
All director and executive officers as a group (11 persons)	11,697,124	2,624,364		29.5%

*	Indicates less than 1% percent.
(1)	The column “Amount & Nature of Beneficial Ownership,” includes all shares of Common Stock owned by the holder as well as column 2, which are shares that the individual/entity has the right to acquire within 60 days of the record date through the exercise of any stock option or other right.
(2)	Includes 422,164 shares that are subject to currently exercisable stock options; and 400,000 warrants that are currently exercisable.
(3)	Includes 25,000 shares that are subject to currently exercisable stock options; and 630,000 warrants that are currently exercisable.
(4)	Includes 45,000 shares that are subject to currently exercisable stock options; and 400,000 warrants that are currently exercisable.
(5)	Includes 25,000 shares that are subject to currently exercisable stock options; and 200,000 warrants that are currently exercisable.
(6)	Includes 30,000 shares that are subject to currently exercisable stock options; and 232,500 warrants that are currently exercisable.
(7)	Includes 55,000 shares that are subject to currently exercisable stock options.
(8)	Includes 84,700 shares that are subject to currently exercisable stock options.
(9)	Includes 60,000 shares that are subject to currently exercisable stock options.
(10)	Includes 15,000 shares that are subject to currently exercisable stock options.

Principal Holders of Stock

The following table sets forth information regarding beneficial owners of more than five percent (5%) of the outstanding shares of the Company’s common stock.

Name and Address	Amount & Nature of Beneficial Ownership (#)	Right to Acquire within 60 days (# of Shares)	Percent of Class
Ridfell Investments SA, Canelones 1090, Montevideo, Uruguay(1)	7,674,247	2,000,000	18.72%
E*TRADE Information Services, LLC	5,778,120	-0-	15.62%
S.G. Private Banking (Suisse) SA(2)	2,501,717	100,000	6.74%

(1)	This consists of 5,674,247 shares of common stock listed per the March 26, 2008 report from the Company’s transfer agent, and 2,000,000 warrants presently exercisable. To the best of the Company’s knowledge, Ridfell has never filed any documents with the SEC.
(2)	S.G. Private Bank declared and voted 1,371,950 shares during the shareholder consent dated August 25, 2005. S.G. Private Bank also has 1,029,767 shares of common stock listed per the March 26, 2008 report from the Company’s transfer agent and 100,000 exercisable warrants, which are in addition to the 1,371,950 declared shares.

ADDITIONAL INFORMATION CONCERNING THE BOARD

OF DIRECTORS OF THE COMPANY

There are currently eight members of the Board of Directors (the “Board”):

Shawkat Raslan

Michael Curcio

Michael Dornemann

Gregory Framke

Frederick Thorne

Carl Tiedemann

Charles Henri Weil

Alfonso Yuchengco, III

The business and affairs of the Company are managed under the direction of the Board. The Board met six (6) times during fiscal year ended December 31, 2007. Members of the Board are not required to attend the Company’s annual meeting. Mr. Yuchengco, III attended 50% of all of the meetings of the Board and Committees on which he served, and the remainder of the Board members attended 100% of all meetings, with an average attendance for all Board and Committee meetings of 86.0%.

Corporate Governance Guidelines and Code of Ethics

The Board has adopted Corporate Governance Guidelines (the “Guidelines”), which sets forth a framework within which the Board, assisted by committees, directs the affairs of the Company. The Guidelines address, among other things, the responsibilities and functions of the Board, membership and size of the Board, independence, compensation of Directors, and the establishment and participation in committees.

The Company has a Code of Business Conduct and Ethics, which sets forth the basic principles that guide the business conduct of the Company. The Company intends not only to comply with legal requirements but to conduct its business in accordance with a high level of honesty and integrity. Each officer, director and employee is expected to act in good faith and with integrity in the performance of their responsibilities and in compliance with all applicable laws, rules and regulations.

The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are each available on the Company’s web site (www.accessww.com – under Investor Relations).

Director Independence

The Board of Directors has applied director independence standards to assist in its determination of director independence in accordance with those standards set forth under Rule 4200 of the NASDAQ Stock Market Inc.’s Marketplace Rules. To be considered “independent” for purposes of these standards, the Board of Directors must determine that the director has no material relationship with the Company other than as a director. In each case, the Board of Directors broadly considers all relevant facts and circumstances and applies the following standards. Messrs. Dornemann, Tiedemann, and Thorne are considered independent.

Committees

The Board has four standing committees to assist it in discharging its responsibilities: the Compensation Committee, the Audit Committee, the Capital and Finance Committee and the Nominating Committee.

Members of the Compensation Committee are:

Michael Dornemann, Chairman

Gregory Framke

Carl Tiedemann.

The Compensation Committee is responsible for reviewing and approving corporate goals and objectives relevant to compensation of the Company’s executive officers and other key employees of the Company, including salaries and bonuses. Additional information on the roles and responsibilities of the Compensation Committee are provided under the heading, “Compensation Committee Report,” below. Messrs. Dornemann and Tiedemann are independent directors as defined under Rule 4200 of the NASDAQ Stock Market Inc.’s Marketplace Rules (“NASDAQ Rules”). The Compensation Committee also administers to the Company’s stock option plan

(“Option Plan”) and determines the persons who are to receive awards, the number of shares subject to each award, and the exercise price. A copy of the Company’s Compensation Committee Charter is available on the Company’s web site at www.accessww.com. The Compensation Committee met one (1) time in 2007.

Members of the Audit Committee are:

Frederick Thorne, Chairman

Michael Curcio

Michael Dornemann

The Audit Committee acts as a liaison between the Board and the independent accountants and is responsible for annually appointing and if it deems necessary, terminating the Company’s relationship with the independent accountants. The Board has determined that the members of the committee meet the education and experience requirements promulgated in accordance with the Sarbanes-Oxley Act of 2002 (“SOX”). Messrs. Thorne and Dornemann are independent directors as defined by SOX. The Board has determined that Mr. Thorne, the Chairman of the Committee, is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1934, as amended. The Audit Committee reviews with the independent accountants the scope of their examination of the Company’s financial statements, the adequacy of internal accounting controls and otherwise performs the duties described in the Audit Committee charter. A copy of the Audit Committee Charter is available on the Company’s web site at www.accessww.com. The Audit Committee met four (4) times in 2007.

Members of the Capital and Finance Committee are:

Michael Dornemann, Chairman

Frederick Thorne

Gregory Framke

The Capital and Finance Committee reviews the financial condition of the Company so as to counsel the Board on the total financial resources, strength and capabilities of the Company and is authorized to explore and recommend various forms of financing and capital facilities. The Capital and Finance Committee met one (1) time during 2007.

Members of the Nominating Committee are:

Carl Tiedemann, Chairman

Frederick Thorne

Michael Curcio

The Nominating Committee is authorized to review, approve and recommend to the Board persons for election as directors. Pursuant to the Nominating Committee Charter enacted September 14, 2004, and available on the Company’s web site at www.accessww.com, several months prior to the annual meeting of the stockholders, the committee identifies potential candidates and nominates candidates to the Board. The list is provided to the Board for its evaluation, and eventual vote. The committee initially looks to nominating its existing directors for re-election to the Board as appropriate or to other Director nominees proposed, as appropriate, by the members of the Board or business sources. The Nominating Committee considers the candidate’s qualifications including education, work experience, knowledge of the Company’s industries, membership on other board of directors and civic activities. All candidates will be reviewed in the same manner, regardless of the source of recommendation. The Nominating Committee met one (1) time in 2007.

Board of Directors Compensation

General

Non-employee directors of the Company are compensated for their participation on the Board as set forth below:

•	$2,000 for attending a Board meeting

•	$500 for attending a Board meeting telephonically.

For each committee meeting attended on a day other than the day of a full Board meeting, the participating committee members for each committee set forth above shall receive the following fee:

•	$1,000 for attending in person

•	$500 for attending telephonically.

The fees set forth above are paid both in cash and in shares (50% cash and 50% shares of Common Stock, valued on the day the meeting takes place).

The Company does not provide retirement benefits to Directors.

Directors who are officers of the Company, or who receive other compensation from the company for services unrelated to their status as a member of the Board of Directors do not receive compensation for serving on the Board. All Directors are reimbursed for out-of-pocket expenses related to their duties as a member of the Board.

Director Compensation Table for 2007

The following table sets forth information regarding the compensation earned by or awarded to each non-employee director who served on the Company’s Board of Directors for the fiscal year ended December 31, 2007. Mr. Raslan and Mr. Yuchengco do not receive Board fees given that they were not considered independent.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1)		Total ($)(6)
Michael Dornemann	$11,500		$11,500	(2)	$23,000
Frederick Thorne	$8,500		$8,500	(3)	$17,000
Carl Tiedemann	$9,500		$9,500	(4)	$19,000
Charles Henri Weil	$6,250		$6,250	(5)	$12,500
Alfonso Yuchengco, III	$24,000	(7)	-0-		$24,000

(1)	The shares are priced at the closing price on the day earned (the meeting date) and valued pursuant to FAS 123R.
(2)	Represents 12,732 shares of common stock.
(3)	Represents 9,622 shares of common stock.
(4)	Represents 10,462 shares of common stock.
(5)	Represents 6,236 shares of common stock.
(6)	Director Compensation consists solely of cash and Common Stock; 50% cash and 50% common stock valued closing price on the date earned.
(7)	Represents consulting fees paid pursuant to a Consulting Agreement between the Company and Mr. Yuchengco, III. See “Certain Relationships and Related Party Transactions.”

Director Stock Options Outstanding as of December 31, 2007 (Employee and Non-Employee Directors)

Name	Total Stock Options Outstanding
Shawkat Raslan, Chairman (President and CEO)	524,440
Michael Dornemann	25,000
Frederick Thorne	25,000
Carl Tiedemann	45,000
Charles Henri Weil	55,000
Alfonso Yuchengco, III	50,000

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2. on the Proxy Card)

Action will be taken with respect to the ratification of the Audit Committee’s appointment of the independent registered public accounting firm for the Company for the year 2008. The Audit Committee has selected Daszkal Bolton, LLP, subject to the approval of the stockholders. If the stockholders do not approve this selection, the appointment of the independent registered public accounting firm will be reconsidered by the Audit Committee.

A representative of Daszkal will be available at the meeting. Such representative, if he or she so desires, will be available to respond to appropriate questions by stockholders. For additional information regarding the Company’s relationship with Daszkal Bolton, LLP, please refer to the “Report of the Audit Committee” below.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” Item 2, which approves the appointment of Daszkal Bolton, LLP as the Company’s independent registered public accounting firm for 2008.

REPORT OF THE AUDIT COMMITTEE

The United States Securities and Exchange Commission (the “Commission”) rules require the Company to include in its proxy statement a report from the Audit Committee of the Company’s Board. The following report concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.

The Audit Committee is comprised of directors who meet the educational, experience, independence and other requirements for membership on the Audit Committee as may be determined from time to time by Nasdaq Rules, the Commission, and the federal securities laws of the United States, and it operates under a written charter adopted and amended by the Board in February of 2007. The amended and restated Audit Committee Charter is posted and available on the Company’s website at www.accessww.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in the attached Audit Committee Charter, the purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting, internal control and audit functions. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Daszkal Bolton, LLP (“Daskal Bolton”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the auditing standards of the Public Accounting Oversight Board (United States). The Audit Committee has ultimate authority and responsibility to select, evaluate, determine compensation for, and when appropriate, replace the Company’s independent auditor.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the independent auditor represented that its presentations included the matters required to be discussed in accordance with Statement on Auditing Standards (“SAS”) No. 61, “Communication with Audit Committees” as amended by SAS No. 90, “Audit Committee Communications.”

The Company’s independent auditor also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent auditor that firm’s independence.

Following the Audit Committee’s discussions with management and the independent auditor, the Audit Committee recommended that the Company’s Board include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2007.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Frederick Thorne, Chairman
Michael Curcio
Michael Dornemann

PRE-APPROVAL POLICIES & PROCEDURES

The Audit Committee pre-approves all fees to be paid to the independent registered public accounting firm in accordance with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in accordance therewith. Additionally, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. The Audit Committee will consider annually and, if appropriate, approve the scope of the audit services to be performed during the fiscal year as outlined in an engagement letter proposed by the independent auditor. For permissible non-audit services, the Audit Committee will approve in advance all services to be provided by the independent auditors in accordance with the Commission’s rules and regulations and the federal securities laws, and will determine the amount of compensation to be paid to the independent auditors for such auditing services. The Company will routinely inform the Audit Committee as to the extent of services provided by the independent auditor in accordance with this pre-approval policy and the fees incurred for the services performed to date.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee of the Company has selected Daszkal Bolton to serve as the independent accountants for the Company for the year ended December 31, 2007. Representatives from Daszkal Bolton are expected to be available in person or by conference call at the annual meeting and will have the opportunity to make a statement if they desire, and will be available to answer appropriate questions.

The following table presents the aggregate fees billed to us by Daszkal Bolton for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2007 and 2006, for fees related to the review of the Company’s 2007 quarterly reports and the third quarter review for 2006, and other services provided during those periods.

	Daszkal Bolton
Services Provided	Dec. 31, 2007	Dec. 31, 2006
Audit Fees	$79,000	$87,032
Audit -Related Fees	—	—
Tax Fees	—	—
All Other Fees	19,000	13,000
Total Fees	$98,000	$100,032

Audit Fees

Audit fees in 2007 and 2006 consisted of fees and expenses billed for professional services rendered for the audit of Access Worldwide’s annual consolidated financial statements for the years ended December 31, 2007 and 2006 and and review of the interim consolidated financial statements included in quarterly reports.

All Other Fees

For 2007 and 2006, the fees related to All Other Fees are directly related to DaszkalBolton’s audit of the Company’s 401K plan.

EXECUTIVE OFFICERS

The Company’s Named Executive Officers and their ages are as follows:

Name	Age	Position
Shawkat Raslan	55	Chairman of the Board, President and Chief Executive Officer
Richard Lyew	39	Executive Vice President, Chief Financial Officer, Treasurer
Jared (Ted) Jordan	40	Executive Vice President, Chief Operations Officer
Mark Wright	43	General Counsel, Secretary

Set forth below is information regarding the business experience of each of the Company’s executive officers. Information with respect to Mr. Raslan appears under “Proposal One - Election of Directors” on page 3 of this Proxy Statement.

Richard Lyew is Executive Vice President and Chief Financial Officer of the Company, a position he has held since July 2004. Mr. Lyew joined the Company in May 1998 as Assistant Corporate Controller and was promoted the following year to Senior Vice President and Corporate Controller. Prior to joining the Company, Mr. Lyew spent more than six years in public accounting at PricewaterhouseCoopers LLP. He is a Certified Public Accountant licensed in the State of New York and a member of the American Institute of Certified Public Accountants, Florida Institute of Certified Public Accountants, and New York State Society of CPAs. Mr. Lyew earned a BS degree from New York University.

Jared (Ted) Jordan is Executive Vice President and Chief Operations Officer of the Company, a position he has held since October of 2007. Prior to Mr. Jordan becoming Chief Operations Officer, Mr. Jordan served as the Company’s Senior Vice President and Chief Information Officer since October of 2004. Earlier, Mr. Jordan became Senior Vice President, Information Technologies, when the Company underwent a leadership restructuring among the IT departments in April 2002 in order to integrate the various locations under a more efficient platform. Previously, Mr. Jordan was Executive Vice President, Information Technologies, for TelAc Teleservices Group (“TelAc”). Prior to joining TelAc, he was President of Jordan Computer Specialists, Inc., a software development and computer consulting company that he founded in 1992 that was purchased by Access Worldwide in 1997. Earlier in his career, Mr. Jordan was a Senior Associate at Ecosometrics, a research company specializing in urban development. Mr. Jordan earned a BS degree from the University of Maryland.

Mark Wright joined the Company as General Counsel in January of 2005. Prior to joining the Company, Mr. Wright served as General Counsel for Washington Live, Inc., a Washington, D.C. based information technology company, and Assistant General Counsel with YellowBrix, Inc., an online information service provider. Prior to YellowBrix, Inc., Mr. Wright served as Corporate Counsel to the Liberian International Ship and Corporate Registry. Mr. Wright is a licensed attorney with a BA degree from the University of Maryland, an MBA and JD from American University’s Washington College of Law in Washington, D.C.

EXECUTIVE COMPENSATION

The following table sets forth information for the fiscal years ended December 31, 2007 concerning the compensation of (1) all persons who served as either the Company’s Chief Executive Officer or Chief Financial Officer during 2007, (2) the three other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 2007 and who were executive officers as of December 31, 2007 and (3) individuals who would have been among the three other most highly compensated executive officers for 2007, but were not serving as executive officers as of December 31, 2007 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Shawkat Raslan, CEO	2007	230,770	5,000	—	46,500	—	—	27,984	(2)	310,254
Richard Lyew, CFO	2007	200,000	5,500	—	18,600	—	—	27,984	(3)	252,084
Georges André	2007	250,000	5,000	—	18,600	—	—	27,908	(4)	301,508
(Jared) Ted Jordan	2007	200,000	5,000	—	18,600	—	—	27,246	(5)	250,846
Mark Wright	2007	150,000	5,500	—	18,600	—	—	20,038	(6)	194,138

(1)	This amount represents the Company’s 2007 FAS123R expense.
(2)	Includes $18,395 in supplemental insurance premiums and $9,600 for car allowance.
(3)	Includes $18,395 in supplemental insurance premiums and $9,600 for car allowance.
(4)	Includes $18,395 in supplemental insurance premiums and $9,524 for car allowance.
(5)	Includes $18,395 in supplemental insurance premiums and $8,862 for car allowance.
(6)	Includes $14,038 in supplemental insurance premiums and $6,000 for car allowance.

Employment Agreements

The Company entered into employment arrangements with the Named Executive Officers as described below. All of the employment arrangements provide for, among other things: (i) non-compete and non-disclosure agreements; (ii) the continuation of compensation payments to a disabled executive officer until such officer has been unable to perform the services required of him or her for the time set forth therein; and (iii) health insurance and other benefits.

The Company entered into a three-year employment agreement with Shawkat Raslan, effective January 1, 2007, pursuant to which Mr. Raslan serves as President and Chief Executive Officer of the Company. Mr. Raslan’s initial base salary is $250,000 per year, and he is entitled to receive merit increases in base salary as reasonably determined by the Compensation Committee of the Board of the Company, in its discretion. Mr. Raslan is eligible to receive an annual bonus based on personal performance and the achievement of Company goals and objectives. Mr. Raslan is also entitled to an automobile allowance of $800 per month. If Mr. Raslan is terminated without cause, prior to the end of the term of his Employment Agreement, Mr. Raslan is entitled to a severance benefit equal to nine (9) months base salary paid in the same periodic installments as his annual base salary. If Mr. Raslan is terminated by the Company for cause, then he will not receive any severance, and will be paid at the annual base rate accrued to the date of such termination. If there is a Change of Control, which is considered to occur upon the effective date of any merger, consolidation, or reorganization which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than an majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets; or (2) on the date of closing of any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then outstanding voting securities of the Company, then Mr. Raslan is to receive twelve (12) months base salary paid in the same periodic installments as his annual base salary. His Employment Agreement also includes other terms and conditions, which include, but are not limited to terms related to confidential information, unfair competition, non-interference, and assignment during consolidation or merger.

The Company entered into a three-year employment agreement with Richard Lyew, effective as of January 1, 2007, pursuant to which Mr. Lyew serves as Executive Vice President and Chief Financial Officer of the Company. The employment agreement provides for, among other things, Mr. Lyew to receive an initial base salary of $200,000, plus an annual discretionary incentive bonus based upon personal performance and the achievement of Company goals and objectives. Mr. Lyew is also entitled to an automobile allowance of $800 per month. If Mr. Lyew is terminated without cause, prior to the end of the term of his Employment Agreement, Mr. Lyew is entitled to a severance benefit equal to nine (9) months base salary paid in the same periodic installments as his annual base salary. If Mr. Lyew is terminated by the Company for cause, then he will not receive any severance, and will be paid at the annual base rate accrued to the date of such termination. If there is a Change of Control, which is considered to occur upon the effective date of any merger, consolidation, or reorganization which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than an majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets; or (2) on the date of closing of any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then outstanding voting securities of the Company, then Mr. Lyew is to receive twelve (12) months base salary paid in the same periodic installments as his annual base salary. His Employment Agreement also includes other terms and conditions, which include, but are not limited to terms related to confidential information, unfair competition, non-interference, and assignment during consolidation or merger.

The Company entered into a three-year employment agreement with J. Ted Jordan, effective January 1, 2007, pursuant to which Mr. Jordan serves as Chief Information Officer of the Company. The employment agreement provides for, among other things, Mr. Jordan to receive an initial base salary of $200,000, plus an annual discretionary incentive bonus based upon personal performance and the achievement of Company goals and objectives. Mr. Jordan is also entitled to an automobile allowance of $800 per month. If Mr. Jordan is terminated without cause, prior to the end of the term of his Employment Agreement, Mr. Jordan is entitled to a severance benefit equal to nine (9) months base salary paid in the same periodic installments as his annual base salary. If Mr. Jordan is terminated by the Company for cause, then he will not receive any severance, and will be paid at the annual base rate accrued to the date of such termination. If there is a Change of Control, which is considered to occur upon the effective date of any merger, consolidation, or reorganization which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than an majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets; or (2) on the date of closing of any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then outstanding voting securities of the Company, then Mr. Jordan is to receive twelve (12) months base salary paid in the same periodic installments as his annual base salary. His Employment Agreement also includes other terms and conditions, which include, but are not limited to terms related to confidential information, unfair competition, non-interference, and assignment during consolidation or merger.

The Company entered into a three-year employment agreement with Mark Wright, effective as of January 1, 2007, pursuant to which Mr. Wright serves as General Counsel to the Company. The employment agreement provides for, among other things, Mr. Wright to receive an initial base salary of $150,000, plus an annual discretionary incentive bonus based upon personal performance and the achievement of Company goals and objectives. Mr. Wright is also entitled to an automobile allowance of $500 per month. If Mr. Wright is terminated without cause, prior to the end of the term of his Employment Agreement, Mr. Wright is entitled to a severance benefit equal to nine (9) months base salary paid in the same periodic installments as his annual base salary. If Mr. Wright is terminated by the Company for cause, then he will not receive any severance, and will be paid at the annual base rate accrued to the date of such termination. If there is a Change of Control, which is considered to occur upon the effective date of any merger, consolidation, or reorganization which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than an majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets; or (2) on the date of closing of any tender offer or exchange offer for, or the acquisition, directly or indirectly, by any person or group of, all or a majority of the then outstanding voting securities of the Company, then Mr. Wright is to receive twelve (12) months base salary paid in the same periodic installments as his annual base salary. His Employment Agreement also includes other terms and conditions, which include, but are not limited to terms related to confidential information, unfair competition, non-interference, and assignment during consolidation or merger.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

2007

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price		Option Expiration Date
Shawkat Raslan	1,250	—	$0.81	(2)	02/23/09
	16,000	—	$0.81	(2)	09/23/09
	4,000	—	$0.81	(2)	02/29/10
	150,000	—	$0.50		04/01/12
	150,000	—	$0.50		01/02/13
	20,000	5,000	$0.61		02/24/14
	58,914	39,276	$0.79		03/01/15
	12,000	18,000	$0.50		02/21/16
	10,000	40,000	$1.05		05/21/17

Richard Lyew	500	—	$0.81	(2)	02/23/09
	2,000	—	$1.25		10/07/09
	1,500	—	$2.38		02/29/10
	20,000	—	$0.80		02/25/13
	8,000	2,000	$0.61		02/24/14
	12,000	8,000	$0.79		03/01/15
	12,000	18,000	$0.50		02/21/16
	4,000	16,000	$1.05		05/21/17

J. Ted Jordan	2,000	—	$0.81	(2)	10/07/09
	1,500	—	$2.38		02/29/10
	40,000	—	$0.46		03/01/12
	10,000	—	$0.80		02/25/13
	8,000	2,000	$0.61		02/24/14
	7,200	4,800	$0.79		05/21/17
	12,000	18,000	$0.50		03/01/15
	4,000	16,000	$1.05		02/21/16

Wright, Mark	3,000	2,000	$0.79		03/01/15
	12,000	18,000	$0.50		02/21/16
	4,000	16,000	$1.05		05/21/17

(1)	Options become exercisable evenly over five years beginning on the first anniversary of the grant date.
(2)	Options re-priced pursuant to the 2001 re-pricing plan. The re-priced options were re-issued with a three year vesting period.

On January 27, 2007, Mr. Raslan exercised 5,000 stock options, with an option price of $0.25. There were no other options exercised by Named Executive Officers during fiscal year ended December 31, 2007.

There are no outstanding stock awards.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) is composed of three outside directors who are responsible for administering the Company’s executive compensation program.

The Company’s executive compensation program is intended to attract, motivate and retain key executives capable of leading the Company effectively and fostering its long-term growth. The compensation program for executives is comprised of base salary, annual incentives and long-term incentive awards. The Committee’s compensation philosophy is based upon the belief that success of the Company results from the coordinated efforts of all Company employees working as a team to achieve objectives of providing superior services to the Company’s clients and maximizing the Company’s value for the benefit of its stockholders.

The Committee reviews significant qualitative components in evaluating the individual performance of each executive officer. These components include such executive officer’s leadership, team building and motivation skills, adaptability to rapid change, and ability to assimilate new technical knowledge to meet the demands of the Company’s clients. In this qualitative evaluation, the Committee exercises its collective judgment as to the executive officer’s contributions to the Company during the prior year and the expected contributions of such executive officer in the future.

BASE SALARY. Base salary is determined by level of responsibility and individual performance as well as by the need to provide a competitive package that allows the Company to attract and retain key executives. After reviewing individual and Company performance, the Chief Executive Officer makes recommendations to the Committee concerning each executive officer’s base salary. The Committee reviews and, with any changes it deems appropriate, approves these recommendations.

EXECUTIVE BONUSES. Executive bonus payments are used to properly compensate for performance. Bonuses provide the opportunity for executive officers to earn as additional compensation, a percentage of the executive officer’s annual base salary by achieving the Company’s strategic and financial performance goals. The bonuses are based on the achievement of quantitative and qualitative goals which are established by the Chief Executive Officer and reviewed and approved by the Committee.

The key components in determining the amount of such bonuses include the financial performance of the Company and the progress of the Company in achieving its long-term strategic objectives. The judgment of each member of the Committee and the Chief Executive Officer, in the case of other executive officers, as to the impact of the individual or the support of the individual to his or her team on the financial performance and strategic progress of the Company also are considered. In order to further align the senior management team’s long-term interests with that of shareholders, the Compensation Committee issued stock options in lieu of all cash bonus payments.

STOCK OPTIONS. The Board and Compensation Committee believe that long-term incentive compensation in the form of stock options is the most effective way of making executive compensation dependent upon increases in shareholder value. In addition, the Compensation Committee believes that stock option grants are an effective means of attracting and retaining qualified key executives, an essential element in the Company’s highly regulated and client relationship-driven industry. The Company’s 2007 Stock Option Plan provides the means through which executives can build an investment in Common Stock, which aligns such executive officers’ economic interest with the interest of stockholders.

All grants provide for a delayed vesting period and have a ten-year term. The Committee believes that stock options give the executive officers incentives throughout the term of the options to strive to operate the Company in a manner that directly affects the financial interests of the stockholders, both on a long-term, as well as a short-term basis.

In determining the number of options to grant to executive officers, the Committee considers the same factors as it does in determining the other components of compensation. The recommendation of the Chief Executive Officer is significant in determining awards to persons other than to himself.

DECISIONS REGARDING 2007 COMPENSATION. With respect to non-financial performance, management continued to implement its leadership model, which embodies principle-centered leadership that addresses clients, employees and the community.

Based on the foregoing, the Committee awarded bonuses in 2007 (for fiscal year ended 2006), which included cash and stock options, to those of the Named Executive Officers eligible for bonuses, ranging from 7.8% to 16.6% of total compensation for 2007.

During 2007, the compensation of Mr. Raslan, President and Chief Executive Officer of the Company, was based upon the Committee’s assessment of the Company’s financial performance as outlined above and its non-financial performance against criteria that were established at the beginning of fiscal year 2007.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of compensation exceeding $1.0 million to the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under section 162(m) will not be subject to the deduction limit. The Company’s executive compensation will conform to the requirements.

The Committee believes that its compensation policies promote the goals of attracting, motivating, rewarding and retaining talented executive officers who will maximize value for the Company’s stockholders.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Michael Dornemann, Chairman
Gregory Framke
Carl Tiedemann

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than ten percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely on a review of copies of such reports furnished and confirmations that no other reports were required during the year ended December 31, 2007, its directors, executive officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

During the first quarter of 2005, the Company entered into a Consulting Agreement with a member of our board of directors, Alfonso Yuchengco, III, to provide consulting services with regard to all matters and activities we are performing in the Philippines. The Consulting Agreement provides for, among other things (i) a term through February 29, 2008 with an option to renew on a month-by-month basis thereafter, (ii) the payment of US $2,000 a month for the remainder of the term, (iii) a designated percent commission on all Qualifying Sales as defined in the Consulting Agreement throughout the remainder of the term, and (iv) a one-time issuance of a stock option to purchase 50,000 shares of the Company’s common stock, at an exercise price of $0.79 per share (the closing market price at the date of grant), with a term of ten years, and a five year vesting schedule.

OTHER MATTERS

The Board does not know of any other matters which may be brought forth at the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their judgment on such matters.

SOLICITATION OF PROXY

We are first mailing this proxy statement and the accompanying proxy card to stockholders on or about April 21, 2008 in conjunction with mailing our 2007 Annual Report to Stockholders. The Board of Directors solicits the accompanying proxy for use at our Annual Meeting of Stockholders to be held at 11:00 a.m., Eastern Standard Time, on May 21, 2008, and any adjournment or postponement. We will pay the cost of soliciting proxies. Our directors, officers and employees may assist in the solicitation of proxies by mail, telephone, facsimile, Internet and personal interview without additional compensation. The Company has not engaged any outside solicitor to assist in the solicitation of proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any stockholder who wishes to present a proposal for action at the next annual meeting of stockholders, presently scheduled for May 21, 2008, or wishes to nominate a director candidate for the Board, must submit such proposal or nomination in writing to the Corporate Secretary of Access Worldwide Communications, Inc., 301 Yamato Road, Suite 2110, Boca Raton, Florida 33431. The proposal or nomination should comply with the time period and information requirements set forth in the by-laws relating to shareholder business or shareholder nominations, respectively. Shareholders interested in submitting a proposal for inclusion in the proxy statement for the 2009 annual meeting of shareholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, the Corporate Secretary at the above address must receive shareholder proposals no later than January 21, 2009.

STOCKHOLDER COMMUNICATION WITH BOARD OF DIRECTORS

Any stockholder who wishes to communicate with the Board, a committee of the Board, the non-management directors as a group or any member of the Board, may send correspondence to the Corporate Secretary of Access Worldwide Communications, Inc., 301 Yamato Road, Suite 2110, Boca Raton, Florida 33431. The Corporate Secretary will compile and submit on a periodic basis all stockholder correspondence to the entire Board, or if and when designated in the communication, to a committee of the Board, the non-management directors as a group or an individual member. The independent members of the Board have approved this process.

DELIVERY OF DOCUMENTS TO

SECURITY HOLDERS SHARING AN ADDRESS

If instructed by shareholders, only one proxy statement is being delivered to multiple security holders sharing an address. The Company shall deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to Access Worldwide Communications, Inc., Attn: Investor Relations, 301 Yamato Road, Suite 2110, Boca Raton, Florida 33431 or by calling the Company at 703-292-5210 and requesting a copy of the proxy statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future proxy statements and annual reports. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 is being provided to each stockholder simultaneously with delivery of this Proxy Statement. Additional copies of the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission, may be obtained by writing Access Worldwide Communications, Inc., Attn: Investor Relations, 301 Yamato Road, Suite 2110, Boca Raton, Florida 33431 or by calling the Company at 703-292-5210.

Proxy - Annual Meeting of Stockholders – May 21, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, a stockholder of ACCESS WORLDWIDE COMMUNICATIONS, INC., does hereby appoint Richard Lyew and Mark Wright, or either of them, with full power of substitution, the undersigned’s proxies, to appear and vote at the Annual Meeting of Stockholders to be held on May 21, 2008, at 11:00 a.m., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INDICATED. IF NO DIRECTION IS INDICATED, SUCH SHARES WILL BE VOTED IN FAVOR OF THE ITEM(S) FOR WHICH NO DIRECTION IS INDICATED AND AT THE DISCRETION OF THE PERSON NAMED IN THIS PROXY AS TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THIS MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ACCESS WORLDWIDE COMMUNICATIONS, INC.

☒	Please mark your votes as in this example.

Vote On Directors

1. Election of Directors
Nominiees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

01) Michael Curcio	☐	☐	☐
02) Michael Dornemann
03) Gregory Framke
04) Shawkat Raslan
05) Frederick Thorne
06) Carl Tiedemann
07) Charles Henri Weil
08) Alfonso S. Yuchengco, III

The Board of Directors recommends a vote “FOR” the Item below.

2.	Ratification of appointment of Daszkal Bolton, LLP as independent accountants for the fiscal year ending December 31, 2008.

For  ☐            Against  ☐            Abstain  ☐

NOTE: Please sign exactly as your name appears on this proxy. If your stock is jointly owned, both partners must sign. Fiduciaries and corporate and other representatives should so indicate when signing, and when more than one is named, a majority should sign.

Signature [Please sign within box]	Date	Signature (Joint Owner)	Date